UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2025

LIVEONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2505

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LVO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2025 (the “Effective Date”), LiveOne, Inc. (the “Company”) entered into letter agreements (collectively, the “Agreements”) with (i) Harvest Small Cap Partners Master, Ltd. (“HSCPM”), (ii) Harvest Small Cap Partners, L.P. (“HSCP” and together with HSCPM, the “Harvest Funds”), and (iii) Trinad Capital Master Fund Ltd., a fund controlled by Mr. Ellin, the Company’s Chief Executive Officer, Chairman, director and principal stockholder (“Trinad Capital” and collectively with the Harvest Funds, the “Holders”), the holders of the Company’s Series A Perpetual Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), with a stated value of $1,000 per share. Pursuant to the Agreements (i) the Harvest Funds exchanged $4,500,000 worth of its shares of Series A Preferred Stock into 3,000,000 shares of the Company’s common stock, at a price of $1.50 per share, and Trinad Capital exchanged $2,250,000 worth of shares of its Series A Preferred Stock into 1,500,000 shares of the Company’s common stock at the same price (collectively, the “Shares”), and (ii) the Harvest Funds and Trinad Capital received 3,000,000 and 1,500,000 three-year warrants to purchase the Company’s common stock exercisable at a price of $0.01 per share (collectively, the “Warrants”).

The Shares and the Warrants were issued, and the shares of the Company’s common stock underlying the Warrants (the “Warrant Shares”), to the extent exercised, will be issued, to the Holders as restricted securities in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Company further agreed, on or prior to the date that is 45 days after the Effective Date, to prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3 (or such other form as applicable) covering the resale under the Securities Act of the Warrants and the Warrant Shares. The Company agreed to use its commercially reasonable best efforts to cause such registration statement to be declared effective promptly thereafter on or before 45 days after the filing of such registration statement (or if the SEC issues any comments with respect to such registration statement, on or before 90 days after the filing of such registration statement). Upon effectiveness of such Registration Statement, the Company agreed to use its reasonable best efforts to keep the Registration Statement effective with the SEC for a period equal to three years from the Effective Date for the Warrants, and with respect to the Warrant Shares, so long as any Warrants are outstanding, and to supplement, amend and/or re-file such Registration Statement to comply with such effectiveness requirement.

The foregoing summary of the terms of the Agreements and the Warrants is incomplete and subject to, and qualified in their entirety by, the actual terms of the Agreements and the Warrants, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 4.1, 4.2 and 4.3, respectively, and are hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information described under Item 1.01 above is incorporated by reference in this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1*	Warrant to Purchase Common Stock, dated as of July 15, 2025, issued by the Company to Harvest Small Cap Partners, L.P.
4.2*	Warrant to Purchase Common Stock, dated as of July 15, 2025, issued by the Company to Harvest Small Cap Partners Master, Ltd.
4.3*	Warrant to Purchase Common Stock, dated as of July 15, 2025, issued by the Company to Trinad Capital Master Fund Ltd.
10.1*	Letter Agreement, dated as of July 15, 2025, between the Company and Harvest Small Cap Partners, L.P.
10.2*	Letter Agreement, dated as of July 15, 2025, between the Company and Harvest Small Cap Partners Master, Ltd.
10.3*	Letter Agreement, dated as of July 15, 2025, between the Company and Trinad Capital Master Fund Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEONE, INC.

Dated: July 15, 2025	By:	/s/ Ryan Carhart
	Name:	Ryan Carhart
	Title:	Chief Financial Officer

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